		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended May 31, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$(14,062,522)	$(14,062,522)
Realized Trading Gain (Loss) on Short-Term Investments	1,583	1,583
Unrealized Gain (Loss) on Market Value of Futures	(14,609,811)	(14,609,811)
Interest Income	24,227	24,227
ETF Transaction Fees	3,000	3,000
Total Income (Loss)	$(28,643,523)	$(28,643,523)

Expenses
Investment Advisory Fee	$383,096	$383,096
Brokerage Commissions	40,082	40,082
Tax Reporting Fees	33,976	33,976
Audit Fees	8,494	8,494
Legal Fees	5,065	5,065
Prepaid Insurance Expense	1,278	1,278
Total Expenses	471,991	471,991
Net Gain (Loss)	$(29,115,514)	$(29,115,514)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/11	$508,835,908	$508,835,908
Additions	6,519,518	6,519,518
Withdrawals	(13,249,443)	(13,249,443)
Net Gain (Loss)	(29,115,514)	(29,115,514)

Net Asset Value End of Period	$472,990,469	$472,990,469
Net Asset Value Per Unit	$67.57

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 5/1/11	7,100,020	7,100,020
Additions	100,000	100,000
Withdrawals	(200,000)	(200,000)
Units Outstanding End of Period 5/31/11	7,000,020	7,000,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended May 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502